UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

The New York Times Company
(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On October 23, 2008, The New York Times Company (the “Company”) issued a press release announcing the Company’s earnings for the quarter ended September 28, 2008.  On October 23, 2008, the Company also issued a press release announcing the Company’s revenues for September 2008.  Copies of these press releases are furnished as exhibits to this Form 8-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On October 22, 2008, the Company adopted amendments to a number of its retirement plans for non-union employees, including:

(i)	a reduction in the benefit accrual formula under The New York Times Companies Pension Plan, a defined benefit pension plan (the “Pension Plan”), effective January 1, 2009,
(ii)	increased contributions under The New York Times Companies Supplemental Retirement Investment Plan, a 401(k) plan, also effective January 1, 2009, and
(iii)	the elimination of post-age 65 retiree medical benefits for all employees who terminate employment on or after March 1, 2009, under The New York Times Company Retiree Medical Plan.

The Company expects the pension and retiree medical plan changes to result in net savings of approximately $15 million and to reduce its pension benefits obligation by approximately $70 million and its post-retirement benefits obligation by approximately $20 million.

Concurrently, the Company amended The New York Times Company Supplemental Executive Retirement Plan (the “SERP”), a non-qualified defined benefit plan that provides enhanced retirement benefits to select members of management.  The amendments reduce annual SERP retirement benefits from 2.5% of final average earnings up to 20 years of service minus benefits under the Pension Plan to (a) 2.5% of final average earnings for each year of service as of December 31, 2008, plus (b) 2.2% of final average earnings for each year of service after December 31, 2008, provided that the aggregate years of service shall not exceed 20 years of service, minus (c) benefits under the Pension Plan.  Participants with at least 20 years of service will be unaffected by the change.  James M. Follo, chief financial officer, is the only named executive officer with less than 20 years of service, and accordingly will accrue future benefits at the reduced rate.

Technical amendments to the SERP were also made to comply with final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description is qualified in its entirety by reference to the SERP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements.  These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets and material increases in newsprint prices.  They also include other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 30, 2007.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
Exhibit 10.1	The New York Times Company Supplemental Executive Retirement Plan, amended effective January 1, 2009

Exhibit 99.1	The New York Times Company Earnings Press Release dated October 23, 2008

Exhibit 99.2	The New York Times Company September Revenues Press Release dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date:	October 23, 2008	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President,
General Counsel and Secretary

Exhibit List

Exhibit Number	Description
Exhibit 10.1	The New York Times Company Supplemental Executive Retirement Plan, amended effective January 1, 2009

Exhibit 99.1	The New York Times Company Earnings Press Release dated October 23, 2008

Exhibit 99.2	The New York Times Company September Revenues Press Release dated October 23, 2008